The information in this preliminary prospectus supplement and accompanying prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
  Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-239056
SUBJECT TO COMPLETION, DATED MARCH 30, 2022
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated June 10, 2020)
$
$         % Notes due 20
$         % Notes due 20
$         % Notes due 20

We are offering $      of our     % notes due 20   (the “20   notes”), $      of our     % notes due 20   (the “20   notes”), and $       of our     % notes due 20   (the “20   notes” and collectively with the 20   notes and the 20   notes, the “notes”). We will pay interest on the notes semi-annually in arrears on    and    of each year, beginning on            , 2022. The notes will mature on       ,        and       , respectively.
We may redeem the notes in whole or in part at any time or from time to time at the redemption prices described under “Description of Notes — Optional Redemption.” Upon a Change of Control Repurchase Event, we may be required to make an offer to repurchase all outstanding notes as described under “Description of Notes — Change of Control Repurchase Event.”
The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other senior unsecured obligations from time to time outstanding. The notes will be issued only in registered book-entry form and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof thereafter. The notes will not be listed on any securities exchange. Currently, there is no public market for any series of the notes.

Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-13 of this prospectus supplement and in the documents incorporated by reference herein for a discussion of certain risks that you should consider in connection with an investment in the notes.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
	Public Offering Price		Underwriting Discount		Proceeds, Before Expenses, to Us
	Per Note	Total	Per Note	Total	Per Note	Total
% Notes due 20	%	$	%	$	%	$
% Notes due 20	%	$	%	$	%	$
% Notes due 20	%	$	%	$	%	$
Total	—	$	—	$	—	$

(1)
Plus accrued interest, if any, from       , 2022, if settlement occurs after that date.

The notes will be ready for delivery in book-entry form, only through the facilities of The Depository Trust Company for the accounts of its participants, which may include Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York, on or about       , 2022.

Joint Book-Running Managers
BofA SECURITIES	MORGAN STANLEY	WELLS FARGO SECURITIES
The date of this prospectus supplement is           , 2022

Prospectus Supplement
Prospectus
This prospectus supplement, the accompanying prospectus and any free-writing prospectus that we prepare or authorize, contain and/or incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters and their affiliates and agents have not, authorized anyone to provide you with any information or represent anything about us other than what is contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We are not, and the underwriters and their affiliates and agents are not, making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. This prospectus supplement also incorporates by reference the information described under “Where You Can Find More Information.” The second part is the accompanying prospectus dated June 10, 2020. The accompanying prospectus gives more general information, some of which may not apply to this offering.
If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
This prospectus supplement incorporates by reference, and any free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in the this prospectus supplement and the accompanying prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference in such documents. Accordingly, you should not place undue reliance on this information.
Unless we have indicated otherwise or the context otherwise requires, references in this prospectus supplement to “Workday,” “we,” “us” and “our” or similar terms are to Workday, Inc., a Delaware corporation, and its consolidated subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). The SEC maintains an Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers like us who file electronically with the SEC. Interested persons can electronically access from such site the registration statement of which this prospectus supplement and the accompanying prospectus form a part, including the exhibits and schedules to the registration statement.
Our Internet address is www.workday.com and our investor relations website is located at www.investor.workday.com. We make available free of charge, on or through our investor relations website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
Any internet addresses provided in this prospectus supplement are for information only and are not intended to be hyperlinks. In addition, the information on or available through our website is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement (except as set forth above).
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, as applicable, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement and the accompanying prospectus, as applicable. We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus supplement (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act or we incorporate it by reference into a filing under the Securities Act or the Exchange Act):
•
our Annual Report on Form 10-K for the fiscal year ended January 31, 2022, filed with the SEC on February 28, 2022.

•
our Current Report on Form 8-K, filed with the SEC on February 28, 2022.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the securities hereunder shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents.
Notwithstanding the statements in the preceding paragraphs, no document, report, or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement.
We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the address or email address below.
Workday, Inc.
6110 Stoneridge Mall Road
Pleasanton, California 94588
Attention: Investor Relations
ir@workday.com

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and documents that are incorporated by reference herein and therein include forward-looking statements that involve risks and uncertainties and such statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Please also see the section entitled “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended January 31, 2022, and under similar headings in any other documents incorporated by reference in this prospectus supplement and the accompanying prospectus, for important information to consider when evaluating these statements. All statements in this prospectus supplement, the accompanying prospectus and documents that are incorporated by reference herein and therein, other than statements that are purely historical, are forward-looking statements. Words such as “may,” “will,” “continue,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “forecast,” “estimate,” “seek,” and similar expressions also identify forward-looking statements. In this prospectus supplement, the accompanying prospectus and documents that are incorporated by reference herein and therein, forward-looking statements include statements regarding, without limitation, the following:
•
Workday’s growth, innovation, opportunities, customer demand and momentum, acceleration potential, pipeline, and investments;

•
Workday’s future subscription revenues and non-GAAP operating margin;

•
continued growth and market share gains;

•
our expected ability to implement our plans, objectives, and other expectations with respect to any of our acquired companies;

•
the impact on global economic conditions due to the war in Ukraine;

•
the impact of increased inflation and increased interest rates;

•
the expected impact of the ongoing COVID-19 pandemic on our business, as well as our customers, prospects, partners, and service providers;

•
the potential impact of breaches in our security measures or those of our third-party providers, unauthorized access to our customers’ or other users’ personal data, or disruptions in our data center or computing infrastructure operations;

•
the potential impact of service outages, delays in the deployment of our applications, and the failure of our applications to perform properly;

•
our expected ability to manage our growth effectively;

•
the expected impact of competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, advancements in technology, and marketing initiatives by our competitors;

•
the impact of development of the market for enterprise cloud applications and services;

•
the expected acceptance rate of our applications and services by customers and individuals, including any new features, enhancements, and modifications, as well as the acceptance of any underlying technology such as machine learning, and artificial intelligence;

•
the potential impact of adverse changes in general economic or market conditions, including the impact of global supply chain issues;

•
the expected impact of the regulatory, economic, and political risks associated with our domestic and international operations;

•
the potential impact of regulatory risks related to new and evolving technologies such as machine learning and artificial intelligence;

•
expectations regarding delays or reductions in information technology spending;

•
anticipated changes in sales, which may not be immediately reflected in our results due to our subscription model;

•
trends in revenue, cost of revenue and gross margin;

•
trends in our operating expenses, including sales and marketing expense, research and development expense, general and administrative expense, and expectations regarding these expenses;

•
statements regarding expected future outcomes and liabilities in litigation, if any;

•
the sufficiency of our existing cash, cash equivalents, marketable securities and cash generated from operations to meet our working capital needs, capital expenditure requirements, contractual obligations, debt service requirements and other liquidity requirements for at least the next 12 months;

•
other statements regarding our future operations, financial condition and prospects and business strategies;

•
the anticipated use of the net proceeds from this offering; and

•
adoption and impact of new accounting standards.

We caution investors that forward-looking statements are only predictions based on our current expectations about future events and are not guarantees of future performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document, except as required by law.

SUMMARY
The following summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before investing in the notes. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any applicable free writing prospectus prior to making your investment decision.
The Company
Workday is a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. Workday provides more than 9,500 organizations with software-as-a-service solutions deployed in over 175 countries to help solve some of today’s most complex business challenges, including supporting and empowering their workforce, managing their finances and spend in an ever-changing environment, and planning for the unexpected.
Our purpose is to inspire a brighter work day for all. We strive to make the world of work and business better, and hope to empower customers to do the same through an innovative suite of solutions adopted by thousands of organizations around the world and across industries — from medium-sized businesses to more than 50% of the Fortune 500. Workday serves over 4,100 core Workday Financial Management and Human Capital Management (“HCM”) customers and our customers represent 25% of the Global 2000.
Central to our purpose is a set of core values — with our employees as number one — followed by customer service, innovation, integrity, fun, and profitability. We believe that having happy employees leads to happy customers, and we are committed to helping our customers drive their digital transformations in this increasingly dynamic business environment.
Workday’s suite of enterprise cloud applications addresses the evolving needs of the chief financial officer (“CFO”), chief human resources officer (“CHRO”), and chief information officer (“CIO”) across various industries. Workday applications for Financial Management, Spend Management, HCM, Planning, and Analytics and Benchmarking can also be extended to other applications and environments through the Workday Cloud Platform. Workday addresses a large market which we believe is expanding due to market growth and new product expansion. As of 2021, the global market for our human capital management software applications and financial management software applications totaled $38 billion and $67 billion, respectively, growing from a global market of $39 billion in 2011 as we innovated on our solutions and opened up new markets through strategic acquisitions. As Workday’s penetration is less than 10% and 5% in the global markets for human capital and financial management software applications, respectively, we believe Workday has an opportunity for growth as we continue to expand our presence and build on our relationships with existing customers.
We sell our subscription contracts and related services globally, primarily through our direct sales organization, which consists of field sales and field sales support personnel. The Workday Field Sales team is aligned by geography, industry, and/or prospect size. We generate customer leads, accelerate sales opportunities, and build brand awareness through our marketing programs and strategic relationships. Our marketing programs target senior business leaders, including CFOs, CHROs, and CIOs.
As a core part of our sales and marketing strategy, we have developed a global ecosystem of partners to both broaden and complement our application offerings and to provide services that are outside of our area of focus. These relationships include software and technology partners, consulting and deployment service providers, business process outsourcing partners, and software partners of Workday Ventures, our strategic investment arm, who all help enable Workday to address the challenges our customers face while focusing on executing against our strategy.
Workday’s business model also employs a “land and expand” sales strategy that focuses on efficiently acquiring new customers and growing our relationships with existing customers over time. Due to their established market presence, some of our applications have a high rate of purchase. The adoption rate of our other solutions are less mature but growing and have a large potential opportunity to expand. Our increased focus on cross-selling solutions to capture opportunity in our existing customer base has resulted in an increase in the share of new annual contract bookings related to existing customers from approximately 20% in 2019 to approximately 40% in 2021.
As organizations adapt to changing conditions, we believe the need for an intuitive, scalable, and secure platform that ties finance, people, suppliers, and plans together in one version of truth is more important than ever. Workday provides organizations with a unified system that can help them plan, execute, analyze, and extend to other applications and environments, thereby helping them continuously adapt how they manage their business and operations. To support this, Workday delivers weekly product updates in addition to major feature releases twice a year. Through this model, Workday customers are able to stay current as one Workday community all on the same version of software that features a unified data and security model and rich user experience. We also offer professional services, both directly and through our Workday Services Partners, to help customers deploy our solutions and continually adopt new capabilities.
We were incorporated in March 2005 in Nevada, and in June 2012, we reincorporated in Delaware. Our principal executive offices are located at 6110 Stoneridge Mall Road, Pleasanton, California 94588, and our telephone number is (877) WORKDAY.

The Offering
The following description of certain provisions of the notes offered hereby is not complete, does not contain all the information that is important to you and is subject to, and qualified in its entirety by reference to, the information appearing in this prospectus supplement under the caption “Description of Notes” and in the accompanying prospectus under the caption “Description of Securities.”
Issuer
Workday, Inc.
Securities Offered
$    aggregate principal amount of   % notes due 20
$    aggregate principal amount of   % notes due 20
$    aggregate principal amount of   % notes due 20
Maturity
20  notes  , 20
20  notes  , 20
20  notes  , 20
Original Issue Date
  , 2022
Interest Rate
20  notes —   % per annum
20  notes —   % per annum
20  notes —   % per annum
Interest Payment Dates
Interest will be paid on the notes of each series on      and of     each year, beginning on  , 2022.
Ranking
The notes will be our senior unsecured obligations and will rank equally with all of our existing and future unsecured and unsubordinated indebtedness from time to time outstanding.
As of January 31, 2022, we had approximately $1.8 billion of outstanding indebtedness for borrowed money and approximately $6.0 billion of total liabilities on a consolidated basis, none of which was secured indebtedness. Of this amount, our subsidiaries had approximately $1.2 billion of liabilities (including trade payables and deferred revenue but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with generally accepted accounting principles) to which the notes would have been structurally subordinated.
Optional Redemption
Prior to their respective Par Call Dates (as defined in “Description of Notes — Optional Redemption”), we may redeem the notes of such series at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(a) the sum of the present values of the remaining scheduled payments of principal and interest on such notes discounted to the redemption date (assuming that such notes matured on the applicable Par

Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in “Description of Notes — Optional Redemption”) plus       basis points with respect to the 20   notes,       basis points with respect to the 20   notes and        basis points with respect to the 20   notes, in each case, less (b) interest accrued to the date of redemption; and
•
100% of the principal amount of such notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the applicable Par Call Date, we may redeem the applicable series of notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
Purchase Upon Change of Control Triggering Event
If a Change of Control Triggering Event (as defined below in “Description of Notes — Purchase Upon Change of Control Triggering Event”) occurs with respect to a series of notes, unless we have exercised our right to redeem such notes as described above, we will be required to make an offer to each holder of such notes to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s applicable notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that after giving effect to the purchase, any notes that remain outstanding shall have a minimum denomination of $2,000 and integral multiples of $1,000 above that amount. See “Description of Notes — Purchase Upon Change of Control Triggering Event” for more information.
Certain Covenants
The indenture governing the notes contains covenants limiting our ability and the ability of our restricted subsidiaries (as defined therein) to create certain liens and enter into certain sale leaseback transactions.
Trading
The notes do not have an established trading market. We do not intend to apply for listing of the notes on any securities exchange. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue market-making at any time without notice. See “Underwriting (Conflicts of Interest)” in this prospectus supplement for more information about possible market-making by the underwriters.
Trustee, Registrar and Paying Agent
U.S. Bank Trust Company, National Association.
Form and Denomination
The notes of each series will be issued in the form of one or more fully registered global notes without interest coupons which will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, and registered in the name of Cede & Co., as nominee of DTC, for the accounts of participants in DTC. Unless and until exchanged, in whole or in part, for notes in definitive registered form, a global note may not be transferred except in the limited circumstances described under “Description of Notes — Book-Entry; Delivery and Form; Global Note,” notes in certificated form will not be issued or exchanged for interests in global securities.
Governing Law
New York.
Further Issuances
We may, without the consent of the holders, increase the principal amount of each series of notes by issuing additional notes in the future on the same terms and conditions as the outstanding notes of such series, except for any differences in the issue date, the issue price, the payment of interest accrued prior to the issue date of the additional notes and the first payment of interest following the issue date of such additional notes; provided that if the additional notes are not fungible with the applicable series of notes offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers. Under the indenture, the notes and any additional notes that we may issue will be treated as a single series with the outstanding notes of such series for all purposes under the indenture (except as set forth in the immediately preceding sentence), including for purposes of determining whether the required percentage of the holders of record has given approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all holders.
Sinking Fund
None.
Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $      billion, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds to us from the sale of the securities offered hereby for general corporate purposes, which includes repaying an aggregate principal amount of $693.8 million outstanding under our existing senior unsecured term loan facility, and which may include repaying the $1.15 billion outstanding principal amount of our 0.25% Convertible Senior Notes due 2022. See “Use of Proceeds.”

Conflicts of Interest
We plan to use a portion of the net proceeds from this offering to repay outstanding borrowings under our Term Loan. Bank of America, N.A., Morgan Stanley Bank, N.A. and Wells Fargo Bank, National Association are each lenders under our Term Loan and are each affiliates of BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, respectively. In addition, certain of the underwriters or their affiliates may own our 0.25% Convertible Senior Notes due 2022 that we may purchase, redeem or repay with a portion of the net proceeds of this offering. In the event that any of these underwriters, together with their respective affiliates, receives at least 5% of the net proceeds of this offering, such underwriters will be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the notes are investment grade-rated by one or more nationally recognized statistical rating agencies. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”
Risk Factors
Investing in our securities involves significant risks. See “Risk Factors,” beginning on page S-13, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

      Summary Consolidated Financial Data
The following table presents summary consolidated financial data as of and for the periods indicated. The consolidated statements of operations data for the fiscal years ended January 31, 2022, 2021 and 2020 and the consolidated balance sheet data as of January 31, 2022 and 2021 have been derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2022 filed with the SEC, which is incorporated herein by reference. The summary consolidated financial data is not necessarily indicative of the results that may be expected in any future period. You should read the following table in conjunction with our audited consolidated financial statements and related notes in our Annual Report on Form 10-K for the fiscal year ended January 31, 2022.
	Year Ended January 31,
Consolidated Statements of Operations:	2022	2021	2020
	(in thousands, except per share data)
Revenues:
Subscription services	$4,546,313	$3,788,452	$3,096,389
Professional services	592,485	529,544	530,817
Total revenues	5,138,798	4,317,996	3,627,206
Costs and expenses:
Costs of subscription services	795,854	611,912	488,513
Costs of professional services	632,241	586,220	576,745
Product development	1,879,220	1,721,222	1,549,906
Sales and marketing	1,461,921	1,233,173	1,146,548
General and administrative	486,012	414,068	367,724
Total costs and expenses	5,255,248	4,566,595	4,129,436
Operating income (loss)	(116,450)	(248,599)	(502,230)
Other income (expense), net	132,632	(26,535)	19,783
Income (loss) before provision for (benefit from) income taxes	16,182	(275,134)	(482,447)
Provision for (benefit from) income taxes	(13,191)	7,297	(1,773)
Net income (loss)	$29,373	$(282,431)	$(480,674)
Net income (loss) per share, basic	$0.12	$(1.19)	$(2.12)
Net income (loss) per share, diluted	$0.12	$(1.19)	$(2.12)
Weighted-average shares used to compute net income (loss) per share, basic	247,249	237,019	227,185
Weighted-average shares used to compute net income (loss) per share, diluted	254,032	237,019	227,185
	As of
Consolidated Balance Sheet Data:	January 31, 2022	January 31, 2021
	(in thousands)
Cash and cash equivalents	$1,534,273	$1,384,181
Marketable securities	2,109,888	2,151,472
Working capital	146,210	519,413
Property and equipment, net	1,123,075	972,403
Operating lease right-of-use assets	247,808	414,143
Total assets	10,498,505	8,718,411
Total unearned revenue	3,182,480	2,636,735
Total debt	1,839,797	1,795,014
Total operating lease liabilities	262,959	443,051
Total liabilities	5,963,423	5,440,577
Total stockholders’ equity	4,535,082	3,277,834

RISK FACTORS
Investing in the notes involves risks. Before making a decision to invest in the notes, you should carefully consider the risks related to the notes set forth below, as well as the risk factors related to our business and operations described in Part I, Item 1A of our most recent Annual Report on Form 10-K under the heading “Risk Factors” which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.
Risks Related to the Notes
An active trading market for the notes may not develop.
There is currently no public market for the notes, and we do not currently plan to list the notes on any national securities exchange. In addition, the liquidity of any trading market in a series of notes, and the market price quoted for such notes, may be adversely affected by changes in the overall market for these notes, prevailing interest rates, ratings assigned to the notes, time remaining to the maturity of the notes, outstanding amount of the notes, the market for similar securities, prospects for other companies in our industry and changes in our consolidated financial condition, results of operations or prospects. In particular, an increase in prevailing interest rates will generally result in a decrease in the market price of the notes. A liquid trading market in the notes may not develop, which could decrease the amounts you would otherwise receive upon a sale or disposition of the notes.
The notes are our unsecured obligations and not obligations of our subsidiaries and will be structurally subordinated to the claims of our subsidiaries’ creditors. Structural subordination increases the risk that we will be unable to meet our obligations on the notes when they mature.
The notes are exclusively our obligations and are not obligations of our subsidiaries. While substantially all of our revenue-generating activity is conducted by us, to the extent in the future we conduct a substantial portion of our operations through, or a substantial portion of our assets are held by, our subsidiaries, our cash flow and ability to service our debt, including the notes, could depend upon the earnings of our subsidiaries and the distribution to us of earnings, loans or other payments by our subsidiaries.
Our subsidiaries are separate and distinct legal entities. Our subsidiaries will not guarantee the notes and are under no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. Payments to us by our subsidiaries will also be contingent upon such subsidiaries’ earnings and business considerations and may be subject to legal and contractual restrictions. As of January 31, 2022, we had approximately $1.8 billion of outstanding indebtedness for borrowed money and approximately $6.0 billion of total liabilities on a consolidated basis. Of this amount, our subsidiaries had approximately $1.2 billion of liabilities (including trade payables and deferred revenue but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with generally accepted accounting principles) to which the notes will be structurally subordinated.
Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including its senior and subordinated debt holders and bank and trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.
The notes will be subject to the prior claims of any future secured creditors.
The notes are unsecured obligations, ranking effectively junior to any secured indebtedness that we may incur. Accordingly, the notes will be effectively subordinated if we have, or will obtain secured borrowings to the extent of the value of the assets securing such indebtedness. The indenture governing the notes does not limit the amount of additional debt that we or our subsidiaries may incur, only restricts us, and our restricted subsidiaries, to incur secured debt with respect to principal properties (as defined in “Description of Notes — Certain Covenants”) and provides a number of exceptions to that restriction, and permits our unrestricted subsidiaries to incur secured debt without restriction. If we incur secured debt, our assets securing any such indebtedness will be subject to prior claims by our secured creditors. In the event of our bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up, or upon any acceleration of the notes, our assets that secure other indebtedness will be available to pay obligations on the notes only after all other such debt secured by those assets has been repaid in full. Any remaining assets will be available to you ratably with all of our other unsecured and unsubordinated creditors, including trade creditors. If there are not sufficient assets remaining to pay all of these creditors, then all or a portion of the notes then outstanding would remain unpaid.
We have substantial indebtedness which may adversely affect our financial condition and operating results.
In September 2017, we completed an offering of $1.15 billion of our 0.25% Convertible Senior Notes due 2022. As a result of this offering, we incurred $1.15 billion principal amount of indebtedness, which we may be required to pay at maturity in 2022, or upon the occurrence of a fundamental change (as defined in the Indenture by and between us and Wells Fargo Bank, National Association, as Trustee. In addition, in April 2020, we entered into a credit agreement (“Credit Agreement”) that provided for a term loan in an aggregate original principal amount of $750 million (“Term Loan”) and a revolving credit facility in an aggregate principal amount of $750 million (“Revolving Credit Facility”). As of January 31, 2022 the Term Loan had a carrying value of $692.4 million and there were no outstanding borrowings under the Revolving Credit Facility.
We may incur substantial additional debt in the future, some of which may be secured debt. There can be no assurance that we will be able to repay this indebtedness when due, or that we will be able to refinance this indebtedness on acceptable terms or at all. Our ability to pay cash upon conversion or repurchase of the 0.25% Convertible Senior Notes due 2022 may be limited by law, regulatory authority, or agreements governing our future indebtedness and is dependent on our future performance, which is subject to economic, financial, competitive, and other factors beyond our control. Any future debt may also contain limitations on our ability to pay cash upon a conversion request or repurchase upon a fundamental change.
In addition, our indebtedness could, among other things:
•
make it difficult for us to pay other obligations, including the notes;

•
make it difficult to obtain favorable terms for any necessary future financing for working capital, capital expenditures, debt service requirements, or other purposes;

•
adversely affect our liquidity and result in a material adverse effect on our financial position upon repayment of the indebtedness;

•
require us to dedicate a substantial portion of our cash flow from operations to service and repay the indebtedness, reducing the amount of cash flow available for other purposes;

•
limit our flexibility in planning for and reacting to changes in our business; and

•
negatively impact our credit rating, which could limit our ability to obtain additional financing in the future and adversely affect our business.

Our Credit Agreement also imposes restrictions on us and requires us to maintain compliance with specified covenants, including a specific leverage ratio. Our ability to comply with these covenants may be affected by events beyond our control. If we breach any of the covenants and do not obtain a waiver from the lenders, then, subject to applicable cure periods, any outstanding indebtedness may be declared immediately due and payable. Any required repayment of our debt under the Credit Agreement as a result of a fundamental change or other acceleration would lower our current cash on hand such that we would not have those funds available for use in our business.
The indenture governing the notes contains only very limited negative covenants. The limitation on liens and sale/leaseback covenants do not apply to all our subsidiaries and contain exceptions that would allow us and our subsidiaries to grant liens or security interests with respect to their assets, rendering the holders of the notes effectively, structurally or contractually subordinated to new lenders. The indenture governing the notes does not contain any financial covenants.
The indenture governing the notes contains only very limited negative covenants. The limitation on liens and limitation on sale/leaseback covenants apply to us and to our restricted subsidiaries with respect to principal properties of ours or such subsidiaries. As a result, these covenants do not cover the majority of our consolidated assets and our unrestricted subsidiaries will not be restricted under the indenture from granting liens or security interests with respect to all or any of their assets without having to provide similar liens or security to the holders of the notes, or from entering into sale/leaseback transactions. Exceptions within the limitation on liens covenant would allow us and our restricted subsidiaries to borrow substantial additional amounts, and to grant liens or security interests in connection with those borrowings. The indenture governing the notes does not contain any financial covenants.
Increased leverage may harm our financial condition and results of operations.
On an as adjusted basis after giving effect to this offering, as of January 31, 2022, we would have had approximately $      of total long-term indebtedness (including the notes offered hereby and the 0.25% Convertible Senior Notes due 2022), all of which would have been unsecured and unsubordinated.
We and our subsidiaries may incur additional indebtedness in the future and the notes do not restrict the future incurrence of indebtedness. Any increase in our level of indebtedness will have several important effects on our future operations, including, without limitation:
•
we and/or our subsidiaries will have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;

•
increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

•
our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited. Our ability to make payments of principal and interest on our indebtedness depends upon our future performance, which will be subject to general economic conditions, industry cycles and financial, business and other factors affecting our consolidated operations, many of which are beyond our control.

If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required, among other things, to:
•
seek additional financing in the debt or equity markets;

•
refinance or restructure all or a portion of our indebtedness, including the notes;

•
sell selected assets;

•
reduce or delay planned capital expenditures; or

•
reduce or delay planned operating and investment expenditures.

Such measures might not be sufficient to enable us to service our debt. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms, or at all.
The terms of the notes will not protect you in the event of highly leveraged transactions or a change of control.
The terms of the notes will not afford you protection in the event of certain highly leveraged transactions or a change of control that may adversely affect you unless such change of control also constitutes a Change of Control Triggering Event. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit rating or otherwise adversely affect the holders of the notes. If any such transaction were to occur, the value of your notes could decline.
We may not be able to purchase all of the notes upon a Change of Control Triggering Event, which would result in a default under the notes.
We will be required to offer to purchase the notes of each series upon the occurrence of a Change of Control Triggering Event with respect to such notes as provided in the indenture governing the notes. However, we may not have sufficient funds to purchase the notes in cash at such time. In addition, our ability to purchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time, which agreements may provide that a Change of Control Triggering Event constitutes an event of default or prepayment under such other indebtedness and we may not have sufficient funds to repay such other indebtedness. Our failure to make such a purchase would result in a default under your notes and may cause the acceleration of our other debt.
You may not be able to determine when a Change of Control Triggering Event has occurred.
The definition of change of control, which is a condition precedent to a Change of Control Triggering Event, includes a phrase relating to the sale, lease or transfer of “all or substantially all” of our assets. There is no precisely established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require us to repurchase your notes as a result of a sale, lease or transfer of less than all of our assets to another individual, group or entity may be uncertain.
Credit ratings of the notes may change and affect the market price and marketability of the notes.
Credit ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with future events. Holders of notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the notes. In addition, any decline in the ratings of the notes may make it more difficult for us to raise capital on acceptable terms.
An increase in market interest rates could result in a decrease in the value of the Notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value. Consequently, if you purchase the Notes, and the market interest rates subsequently increase, the market value of your Notes may decline. We cannot predict the future level of market interest rates.
Redemption prior to maturity may adversely affect your return on the notes.
Since the notes are redeemable at our option, we may choose to redeem your notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $     billion, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds to us from the sale of the securities offered hereby for general corporate purposes, which includes repaying an aggregate principal amount of $693.8 million outstanding under our existing senior unsecured term loan facility, and which may include repaying the $1.15 billion outstanding principal amount of our 0.25% Convertible Senior Notes due 2022. As of January 31, 2022, and 2021, the Term Loan had a carrying value of $692.4 million and $729.4 million, respectively, and there were no outstanding borrowings under the Revolving Credit Facility. The interest rate on the Term Loan was 1.30% and 1.38% as of January 31, 2022, and 2021, respectively. General corporate purposes may also include additions to working capital, financing of capital expenditures, share repurchases, and future acquisitions and strategic investment opportunities. Pending other uses, we intend to invest the net proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, corporate debt, direct or guaranteed obligations of the U.S. government, term deposits, or hold as cash.
We may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including cash, cash equivalents or marketable securities, or use funds to reduce outstanding short-term borrowings.
We plan to use a portion of the net proceeds from this offering to repay outstanding borrowings under our Term Loan. Bank of America, N.A., Morgan Stanley Bank, N.A. and Wells Fargo Bank, National Association are each lenders under our Term Loan and are each affiliates of BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, respectively. In addition, certain of the underwriters or their affiliates may own our 0.25% Convertible Senior Notes due 2022 that we may purchase, redeem or repay with a portion of the net proceeds of this offering. In the event that any of these underwriters, together with their respective affiliates, receives at least 5% of the net proceeds of this offering, such underwriters will be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the notes are investment grade-rated by one or more nationally recognized statistical rating agencies. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

CAPITALIZATION
The following table sets forth a summary of our consolidated cash and cash equivalents, marketable securities, and capitalization on an actual and as adjusted basis as of January 31, 2022. Our consolidated cash and cash equivalents, marketable securities, and capitalization, as adjusted, give effect to the issuance of the notes offered by this prospectus supplement as if the offering had occurred on January 31, 2022 and repayment of the outstanding balance under our Term Loan as described under “Use of Proceeds,” after deducting the underwriting discount and estimated offering expenses payable by us. See “Use of Proceeds.”
This table should be read in conjunction with our consolidated financial statements incorporated by reference in this prospectus supplement.
	As of January 31, 2022
	Actual	Adjusted
	(in thousands, except per share data)
Cash and cash equivalents	$1,534,273
Marketable securities	2,109,888
Total cash and cash equivalents and marketable securities	$3,644,161
Debt:
0.25% Convertible Senior Notes Due 2022	1,147,443
Term Loan	692,354
% Senior Notes Due 20 offered hereby(1)	—
% Senior Notes Due 20 offered hereby(1)	—
% Senior Notes Due 20 offered hereby(1)	—
Total debt, current and long-term	$1,839,797
Stockholders’ equity:
Preferred stock, $0.001 par value; 10 million shares authorized; no shares issued or outstanding	$—
Class A common stock, $0.001 par value; 750 million shares authorized; 196 million shares issued and outstanding	196
Class B common stock, $0.001 par value; 240 million shares authorized; 55 million shares issued and outstanding	55
Additional paid-in capital	7,284,174
Treasury stock, at cost	(12,467)
Accumulated other comprehensive income (loss)	7,709
Accumulated deficit	(2,744,585)
Total stockholders’ equity	$4,535,082
Total capitalization	$6,374,879

(1)
Represents the aggregate principal amount of the notes offered hereby, net of the underwriting discount and estimated offering expenses payable by us.

In addition to our Term Loan, we have a senior unsecured revolving credit facility that currently provides for up to $750 million of revolving credit loans, matures on April 2, 2025, and provides that we may request an increase in aggregate revolving commitments of up to $250 million at any time prior to April 2, 2025. As of January 31, 2022, there were no outstanding borrowings under the revolving credit facility. Following this offering, we intend to replace this revolving credit facility with a new $1.0 billion revolving credit facility that will mature in 2027, and have executed a commitment letter with Bank of America, National Association, an affiliate of BofA Securities, Inc., one of the underwriters of this offering, for this new facility. The other lenders for this new facility may include affiliates of certain underwriters of this offering.

DESCRIPTION OF NOTES
The summary herein of certain provisions of the indenture referred to below does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture. The following description of the particular terms of the notes supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth under “Description of Securities” beginning on page 2 of the accompanying prospectus. In this section, references to “Workday,” “us,” “we,” or “our” refer only to Workday, Inc. and not to any of its subsidiaries.
General
The    % notes due 20   (the “20   notes”), the    % notes due 20   (the “20   notes”) and the    % notes due 20   (the “20   notes” and, collectively with the 20   notes and the 20   notes, the “notes”) will each constitute a separate series of securities and will be issued only in book-entry form, in minimum denominations of $2,000 and multiples of $1,000 in excess thereof thereafter.
The notes will be issued under an indenture and an officer’s certificate setting forth the specific terms of the notes to be entered into concurrently with the initial issuance of the notes, by and between Workday and U.S. Bank Trust Company, National Association, as trustee, as may be supplemented from time to time. U.S. Bank Trust Company, National Association will initially be the trustee for any and all securities issued under the indenture, as amended, including the notes, and is referred to herein as the “trustee.” Workday will be the sole obligor on the notes.
Ranking
The indenture will not limit the ability of Workday to incur additional unsecured indebtedness. The notes will be the unsecured and unsubordinated obligations of Workday and will rank pari passu with its other unsecured and unsubordinated indebtedness. The notes will be structurally subordinated to all indebtedness and liabilities (including trade payables and preferred stock obligations) of Workday’s subsidiaries and will be effectively subordinated to its secured indebtedness, if any, and that of its subsidiaries, if any.
As of January 31, 2022, Workday had approximately $1.8 billion of outstanding indebtedness for borrowed money and approximately $6.0 billion of total liabilities on a consolidated basis, none of which was secured indebtedness. Of this amount, Workday’s subsidiaries had approximately $1.2 billion of liabilities (including trade payables and deferred revenue but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with generally accepted accounting principles) to which the notes would have been structurally subordinated.
Interest and Maturity
The 20   notes will mature on       , 20  , the 20   notes will mature on      , 20   and the 20   notes will mature on       , 20  .
The 20   notes will bear interest at a rate of    % per annum, the 20   notes will bear interest at a rate of    % per annum and the 20   notes will bear interest at a rate of    % per annum Interest on the notes will be payable semi-annually in arrears on        and       , commencing on       , 2022 to the persons in whose names the notes are registered at the close of business on the preceding      or       , as the case may be, whether or not a business day. Interest on the notes will be paid to, but excluding, the relevant interest payment date. Interest on the notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay.
Issuance of Additional Notes
Workday may, without the consent of the holders, increase the principal amount of each series of notes by issuing additional notes in the future on the same terms and conditions as the outstanding notes of such series, except for any differences in the issue date, the issue price, the payment of interest accrued prior to the issue date of the additional notes and the first payment of interest following the issue date of such additional notes; provided that if the additional notes are not fungible with the applicable series of notes offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers. Under the indenture, the notes and any additional notes that Workday may issue will be treated as a single series with the outstanding notes of such series for all purposes under the indenture (except as set forth in the immediately preceding sentence), including for purposes of determining whether the required percentage of the holders of record has given approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all holders.
Workday also may, without the consent of the holders, issue other series of debt securities under the indenture in the future on terms and conditions different from the series of notes offered hereby.
Optional Redemption
Prior to their respective Par Call Dates (as defined below), Workday may redeem the notes of such series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest on such notes to be redeemed discounted to the redemption date (assuming that such notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus   basis points with respect to the 20   notes,           basis points with respect to the 20   notes and           basis points with respect to the 20   notes, in each case, less (b) interest accrued to the date of redemption; and

(2)
100% of the principal amount of such notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the applicable Par Call Date, Workday may redeem the applicable series of notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
“Par Call Date” means, with respect to the 20   notes,      , 20   (   month(s) prior to the maturity date of such notes), with respect to the 20   notes,      , 20   (      month(s) prior to the maturity date of such notes) and, with respect to the 20   notes,      , 20   (      month(s) prior to the maturity date of such notes).
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair in accordance with the depositary’s procedures and any applicable stock exchange’s procedures. No such note of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. Except in the case of global notes, a new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. In the case of global notes, so long as the notes are held by The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”) (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the applicable depositary.
Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Purchase Upon Change of Control Triggering Event
If a Change of Control Triggering Event (as defined below) occurs with respect to a series of notes, unless we have exercised our right to redeem such notes as described above, we will be required to make an offer to each holder of such notes to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s applicable notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that after giving effect to the purchase, any notes that remain outstanding shall have a minimum denomination of $2,000 and integral multiples of $1,000 above that amount.
Within 30 days following the date upon which the Change of Control Triggering Event has occurred or, at our option, prior to any Change of Control (as defined below), but after the public announcement of the transaction that constitutes or may constitute the Change of Control, except to the extent that we have exercised our right to redeem the applicable notes as described under “— Optional Redemption,” we will mail or send a notice in accordance with the applicable procedures of the depositary (a “Change of Control Offer”) to each holder of notes subject to such offer with a copy to the trustee describing the transaction or transactions that constitute or may constitute a Change of Control Triggering Event and offering to purchase such notes on the date specified in the notice, which date will be no earlier than 30 days nor later than 60 days from the date such notice is mailed or sent (other than as may be required by law) (such date, the “Change of Control Payment Date”). The notice will, if mailed or sent prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date specified in the notice. The Change of Control Payment Date must be a business day.
On each Change of Control Payment Date, we will, to the extent lawful:
•
accept for payment all notes or portions of the notes properly tendered pursuant to the Change of Control Offer;

•
deposit with the paying agent prior to 10:00 a.m. New York City time an amount equal to the change of control payment in respect of all notes or portions of notes properly tendered pursuant to the Change of Control Offer; and

•
deliver or cause to be delivered to the trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being purchased.

The trustee will promptly mail, or cause the paying agent to promptly deliver, to each holder of notes so tendered the payment for such notes, and the trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any.
Except as described above with respect to a Change of Control Triggering Event, the indenture will not contain provisions that permit the holders to require us to purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.
We will comply, to the extent applicable, with the requirements of Rule 14(e)-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws or regulations in connection with the purchase of notes pursuant to a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the terms described in the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations by virtue thereof; rather, we will be deemed to comply with our obligation to repurchase notes upon a Change of Control Triggering Event in accordance with the indenture, modified as necessary by us in good faith to permit compliance with such law or regulation.
Holders of notes electing to have notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Purchase Exercise Notice Upon a Change of Control Triggering Event” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of The Depository Trust Company, prior to the close of business on the third business day prior to the Change of Control Payment Date.
We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us hereunder and such third-party purchases all notes properly tendered and not withdrawn under its offer in accordance with such requirements.
In addition, we will not purchase any notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the indenture, other than a default in the payment of the change of control payment upon a Change of Control Triggering Event.
If holders of not less than 95% in aggregate principal amount of outstanding notes of such series validly tender and do not withdraw such notes in a Change of Control Offer and we, or any third party making a Change of Control Offer in lieu of us, as described above, purchases all of the notes of such series validly tendered and not withdrawn by such holders, we will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date).
The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to purchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person may be uncertain.
For purposes of the Change of Control Offer provisions of the notes, the following definitions are applicable:
“Change of Control” means the occurrence of any one of the following:
(1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one of our subsidiaries;

(2)
the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than us or our subsidiaries, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock, measured by voting power rather than number of shares; provided, however, that a person shall not be deemed the beneficial owner of, or to own beneficially, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates (as defined in the indenture) until such tendered securities are accepted for purchase or exchange thereunder;

(3)
we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the outstanding Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person, or any direct or indirect parent of the surviving person, immediately after giving effect to such transaction; or

(4)
the adoption of a plan by our board of directors relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (1) we become a direct or indirect wholly owned subsidiary of a holding company and (2) immediately following that transaction, (a) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of our Voting Stock in substantially the same proportions immediately prior to that transaction or (b) no person or group is the beneficial owner, directly or indirectly, of more than a majority of the total voting power of the Voting Stock of the holding company.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.
“Fitch” means Fitch Ratings Inc. and its successors.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch) and the equivalent investment grade rating from any replacement Rating Agency or Agencies appointed by us.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Rating Agency” means each of Moody’s and S&P; provided, that if, after the date of the initial issuance of the notes, Fitch rates the notes of a series and makes such rating publicly available, Rating Agency shall mean each of Moody’s, S&P and Fitch; provided, that if any of Moody’s or S&P ceases to rate the notes of a series or fails to continue to make a rating of such notes publicly available, we will appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.
“Ratings Event” means, with respect to a series of notes, that such notes are rated below Investment Grade by at least two of the three Rating Agencies (if the notes at such time are rated by three Rating Agencies) or by both Rating Agencies (if the notes at such time are rated by two Rating Agencies), on any day during the period (the “Trigger Period”) commencing on the date 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended for so long as the rating of such notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies); provided, however, that a Ratings Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Ratings Event for purposes of the definition of Change of Control Repurchase Event) unless each of the Rating Agencies announces or publicly confirms or informs the trustee in writing at Workday’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the ratings event).
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
Certain Covenants
Limitation on Liens
Workday will not incur, and will not permit any of its Restricted Subsidiaries to incur, any Indebtedness secured by a Lien (as defined below) upon (a) any Principal Property of Workday or any of its Restricted Subsidiaries or (b) any shares of stock or Indebtedness of any of its Restricted Subsidiaries (whether such Principal Property or shares or Indebtedness of any Restricted Subsidiary are now existing or owned or hereafter created or acquired), in each case, unless prior to or at the same time, the notes (together with, at the option of Workday, any other Indebtedness or Guarantees of Workday or any of its Subsidiaries ranking equally in right of payment with the notes or such Guarantee) are equally and ratably secured with or, at the option of Workday, prior to, such secured Indebtedness.
The foregoing restriction does not apply to:
(1)
Liens existing as of the closing date of this offering;

(2)
Liens granted after the closing date of this offering, created in favor of the holders of the notes or other series of notes under the indenture;

(3)
Liens securing our Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the indenture (including Permitted Liens) so long as such Liens are limited to all or part of substantially the same Principal Property which secured the Liens extended, renewed or replaced and the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal or refinancing); and
(4)
Permitted Liens.

Notwithstanding the foregoing, we and/or our Restricted Subsidiaries may, without securing the notes, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, Aggregate Debt does not exceed the greater of (a) 15% of our Consolidated Net Tangible Assets calculated as of the date of creation or incurrence of the Lien and (b) $1.0 billion.
Limitation on Sale and Lease-Back Transactions
Workday will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and lease-back transaction for the sale and leasing back of any Principal Property, whether now owned or hereafter acquired, unless:
(1)
such transaction was entered into prior to the issuance of the notes;

(2)
such transaction was for the sale and leasing back to us or any of our Subsidiaries of any Principal Property by us or one of our Subsidiaries;

(3)
such transaction involves a lease for less than three years;

(4)
we would be entitled to incur Indebtedness secured by a mortgage on the Principal Property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing the notes pursuant to the first paragraph of “— Limitation on Liens” above; or

(5)
we apply an amount equal to the fair value of the Principal Property sold to the purchase of Property or to the retirement of our long-term Indebtedness that is pari passu with the notes (including the notes) within 365 days of the effective date of any such sale and lease-back transaction. In lieu of applying such amount to such retirement, we may deliver debt securities that rank pari passu with notes (including the notes) to the trustee under the indenture therefor for cancellation, such debt securities to be credited at the cost thereof to us.

Notwithstanding the foregoing, we and/or our Restricted Subsidiaries may enter into any sale and lease-back transaction which would otherwise be subject to the foregoing restrictions if after giving effect thereto and at the time of determination, Aggregate Debt does not exceed the greater of (a) 15% of our Consolidated Net Tangible Assets calculated as of the date of creation or incurrence of the Lien and (b) $1.0 billion.
Events of Default
“Events of Default” under each series of notes means:
(1)
default in paying interest on the notes of the applicable series when it becomes due and the default continues for a period of 30 days or more;

(2)
default in paying principal, or premium, if any, on the notes of the applicable series when due at maturity, upon optional redemption as set forth under “— Optional Redemption” or otherwise;

(3)
failure by Workday to repurchase notes of such series tendered for repurchase following the occurrence of a change of control repurchase event in accordance with the covenant set forth under “— Purchase Upon Change of Control Triggering Event”;

(4)
default in the performance, or breach, of any covenant in the officer’s certificate, supplemental indenture or indenture governing the applicable series of notes (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we (with a copy to the trustee) receive notice from the holders of at least 25% in aggregate principal amount of the notes (together with any other applicable series of debt securities affected that is then outstanding (all such series voting together as a single class));

(5)
a failure to make any payment at maturity, including any applicable grace period, on any Indebtedness of Workday (other than Indebtedness of Workday owing to any of its Subsidiaries) outstanding in an amount in excess of $100 million and continuance of this failure to pay or (b) a default on any Indebtedness of Workday (other than Indebtedness owing to any of its Subsidiaries), which default results in the acceleration of such Indebtedness in an amount in excess of $100 million without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above, for a period of 30 days after such failure to pay or acceleration, as applicable; provided, however, that if any failure, default or acceleration referred to in clause (a) or (b) above ceases or is cured, waived, rescinded or annulled, then the event of default will be deemed cured; and

(6)
certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us has occurred.

Certain Definitions
As used in this section, the following terms have the meanings set forth below.
“Aggregate Debt” means the sum of the following as of the date of determination:
(1)
the aggregate principal amount of our Indebtedness incurred after the closing date of this offering and secured by Liens not permitted by the first sentence under “— Limitation on Liens;” and

(2)
our Attributable Liens in respect of sale and lease-back transactions entered into after the closing date of this offering pursuant to the second paragraph of “— Limitation on Sale and Lease-Back Transactions.”

“Attributable Liens” means in connection with a sale and lease-back transaction the lesser of:
(1)
the fair market value of the assets subject to such transaction (as determined in good faith by our board of directors); and

(2)
the present value (discounted at a rate per annum equal to the average interest borne by all outstanding notes (or other debt securities) issued under the indenture determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Consolidated Net Tangible Assets” means, as of any date of determination, the total assets less (a) all current liabilities (excluding unearned revenue ) and (b) the value of all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets, all as shown on or reflected in our most recent consolidated balance sheet (including, without duplication, the notes related thereto) prepared in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q or any amendment thereto (and not subsequently disclaimed as not being reliable by the Company) filed pursuant to the Exchange Act by the Company prior to the time as of which “Consolidated Net Tangible Assets” is being determined or, if the Company is not required to so file, as reflected on its most recent consolidated balance sheet prepared by the Company in accordance with GAAP.
“Finance Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a finance lease in accordance with GAAP.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment

of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)
interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)
other agreements or arrangements designed to manage interest rates or interest rate risk;

(3)
forward foreign exchange transactions, currency floor, cap, collar or swap transactions or currency options;

(4)
other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices; and

(5)
other agreements or arrangements designed to protect such person against fluctuations in equity or bond (or equity or bond index) prices.

“Indebtedness” of any specified Person means, without duplication, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person (but does not include contingent liabilities which appear only in a footnote to a balance sheet).
“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement).
“Non-recourse Obligation” means Indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by Workday or any of its direct or indirect Subsidiaries or (2) the financing of a project involving the development or expansion of the properties of Workday or any of its direct or indirect Subsidiaries, as to which the obligee with respect to such Indebtedness or obligation has no recourse to Workday or any of its direct or indirect Subsidiaries or such Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
“Permitted Liens” means:
(1)
Liens on any of our assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 18 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(2)
Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of Property, including Finance Lease transactions in connection with any such acquisition, and (b) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by us or any of our Subsidiaries, or merger with or acquisition of, any Person then owning such Property whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach; provided that, with respect to clause (a), the Liens shall be given within 18 months after such acquisition and shall attach solely to the Property acquired or purchased and any improvements then or thereafter placed thereon;

(3)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(4)
Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings;

(5)
Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

(6)
Liens encumbering customary deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contracts, options, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect us from fluctuations in interest rates, currencies, equities or the price of commodities;

(7)
Liens incurred to secure cash or investment management or custodial services in the ordinary course of business or on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(8)
Liens in our favor;

(9)
inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(10)
statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent by more than 90 days or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(11)
Liens arising out of judgments or awards against us and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(12)
Liens consisting of pledges or deposits to secure obligations or obtain any benefits under workers’ compensation laws and unemployment insurance, old age pensions, social security or similar matters or legislation, including Liens of judgments thereunder which are not currently dischargeable, or deposits in connection with obtaining or maintaining self-insurance;

(13)
Liens consisting of pledges or deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature;

(14)
Liens consisting of deposits of Property to secure our statutory obligations in the ordinary course of our business;

(15)
Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation;

(16)
Liens on Property in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure Indebtedness of the pollution control or industrial revenue type) in order to permit Workday or any of its Subsidiaries to perform a contract or to secure Indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the Property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;

(17)
Liens incurred in connection with pollution control, industrial revenue or similar financings;

(18)
Liens on Property incurred in connection with any transaction permitted under “— Limitation on Sale and Lease-Back Transactions” which shall not be in addition to any basket provided in the last paragraph of such covenant; and

(19)
Liens created in substitution of any Liens permitted by clauses (1) through (18) above, or pursuant to clauses (1) through (3) of the first paragraph of “— Limitations on Liens” above; provided that, (a) based on a good faith determination of the board of directors of Workday, the Principal Property encumbered by such substitute or replacement Lien is substantially similar in nature to the Principal Property encumbered by the otherwise permitted Lien that is being replaced, and (b) the Indebtedness secured by such Lien at such time is not increased (other than by an amount equal to any related financing costs (including, but not limited to, the accrued interest, fees, penalties and premium, if any, on the Indebtedness being refinanced)).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or any other entity, including any government or any agency or political subdivision thereof.
“Principal Property” means the land, improvements, buildings and fixtures owned by Workday or any of its Restricted Subsidiaries that constitutes Workday’s (i) principal offices in Pleasanton, California, and (ii) any research and development facility and any service and support facility (in each case including associated office facilities) located within the territorial limits of the States of the United States of America, except (in the case of (ii)) (a) such as Workday’s board of directors (or authorized committee thereof) by resolution determines in good faith (taking into account, among other things, the importance of such Property to the business, financial condition and earnings of Workday and its Subsidiaries taken as a whole) not to be of material importance to Workday’s and its Subsidiaries’ business, taken as a whole or (b) has a net book value that, on the date of determination as to whether such Property is a Principal Property is being made, is less than 1.00% of Consolidated Net Tangible Assets.
“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.
“Restricted Subsidiary” means any domestic Subsidiary of Workday that owns any Principal Property (other than any of its less than 80%-owned Subsidiaries if the common stock of such Subsidiary is traded on any national securities exchange or on the over-the-counter markets).
“Subsidiary” of any specified Person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.
No Sinking Fund
The notes will not be entitled to any sinking fund.
Book-Entry; Delivery and Form; Global Note
The notes of each series will be issued in the form of one or more fully registered global notes without interest coupons which will be deposited with, or on behalf of, DTC, New York, New York, and registered in the name of Cede & Co., as nominee of DTC, for the accounts of participants in DTC. Unless and until exchanged, in whole or in part, for notes in definitive registered form, a global note may not be transferred except as a whole (i) by the depositary for such global note to a nominee of such depositary, (ii) by a nominee of such depositary to such depositary or another nominee of such depositary or (iii) by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.
Ownership of beneficial interests in a registered global note will be limited to persons, called participants, that have accounts with the depositary (currently DTC) or persons that may hold interests through participants in DTC. Investors may hold their interests in a global note directly through Euroclear and Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold interests in a global note on behalf of their participants through their respective depositaries, which in turn will hold such interests in the global note in customers’ securities accounts in the depositaries’ names on the books of DTC.

Upon transfer of a definitive note, the definitive note will be exchanged for an interest in a global note, and the transferee will be required to hold its interest through a participant in DTC, Euroclear or Clearstream, as applicable.
Upon the issuance of a registered global note, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the notes beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the notes will designate the accounts to be credited. Ownership of beneficial interests in a registered global note will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.
So long as the depositary, or its nominee, is the registered owner of a registered global note, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the registered global note for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global note will not be entitled to have the notes represented by the registered global note registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture. Accordingly, each person owning a beneficial interest in a registered global note must rely on the procedures of the depositary for that registered global note and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. The laws of some states may require that some purchasers of notes take physical delivery of these notes in definitive form. Such laws may impair the ability to transfer beneficial interests in a global note.
To facilitate subsequent transfers, all notes deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of the notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Workday will make payments due on the notes to Cede & Co., as nominee of DTC, in immediately available funds. DTC’s practice upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global note, is to immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global note as shown on the records of the depositary. Payments by participants to owners of beneficial interests in a registered global note held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants. Payment to Cede & Co. is the responsibility of Workday. Disbursement of such payments to direct participants is the responsibility of Cede & Co. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants. None of Workday, the underwriters of this offering, the trustee or any other agent of ours or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global note or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. If a holder requires physical delivery of a definitive note for any reason, including to sell notes to persons in jurisdictions that require such delivery of such notes or to pledge such notes, such holder must transfer its interest in the relevant global note in accordance with the normal procedures of DTC and the procedures set forth in the indenture.
Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
Because of the time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the global note from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following the DTC settlement date, and such credit of any transaction’s interests in the global note settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such day. Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.
Workday expects that DTC will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC will exchange each global note for definitive notes, which it will distribute to its participants.
Although Workday expects that DTC, Euroclear and Clearstream will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, Euroclear and Clearstream, DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of Workday, the underwriters of this offering, the trustee or any other agent of ours or any agent of the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
If the depositary for any of the notes represented by a registered global note is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by Workday within 90 days, Workday will issue notes in definitive form in exchange for the registered global note that had been held by the depositary. Any notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the trustee or other relevant agent. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note that had been held by the depositary. In addition, Workday may at any time determine that the notes shall no longer be represented by a global note and will issue notes in definitive form in exchange for such global note pursuant to the procedure described above. In connection with any proposed exchange involving a note in definitive form, or any exchange of a note in definitive form for a global note or vice versa, there shall be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic bookentry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations.
Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.
The information in this section concerning DTC and DTC’s book-entry system, as well as information regarding Euroclear and Clearstream, has been obtained from sources that Workday believes to be reliable, but Workday takes no responsibility for its accuracy or completeness. Workday assumes no responsibility for the performance by DTC, Euroclear, Clearstream or their respective participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.
Notices
Notices to holders of certificated notes will be made by first class mail, postage prepaid, to the addresses that appear on the security register of the notes. Any notices required to be given to the holders while the notes are global notes will be given only to DTC and shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee, including by electronic mail in accordance with its applicable procedures.
Concerning Our Relationship with the Trustee
The trustee assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. The trustee shall not be responsible for determining whether any Change of Control has occurred and whether any Change of Control Offer with respect to the notes is required. The trustee shall not be responsible for monitoring our rating status, making any request upon any Rating Agency, or determining whether any Ratings Event with respect to the notes has occurred.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of material U.S. federal income tax considerations generally applicable to the purchase, ownership, and disposition of the notes. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, judicial decisions and administrative rulings, and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:
•
dealers in securities, banks, financial institutions, regulated investment companies, real estate investment trusts, cooperatives, tax-exempt entities, insurance companies, taxpayers subject to special tax accounting rules, or traders in securities that elect to use a mark-to-market method of accounting for their securities;

•
persons holding notes as a part of an integrated or conversion transaction or a straddle;

•
persons deemed to sell the notes under the constructive sale provisions of the Code;

•
tax consequences to U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar;

•
“controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid federal income tax or certain former citizens or long-term residents of the United States; or

•
taxpayers that are, or hold their notes through, partnerships or other pass-through entities.

In addition, this discussion does not address the considerations of the alternative minimum tax, the Medicare contribution tax on net investment income, the requirement under Section 451(b) of the Code for certain taxpayers to conform the timing of income accruals for U.S. federal income tax purposes to their financial statements, gift or estate tax or any state, local or non-U.S. tax considerations or any tax considerations other than U.S. federal income tax considerations. This summary deals only with persons who hold the notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) by a beneficial owner who purchased the notes on original issuance at their”issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial portion of the notes is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). No assurance can be given that the U.S. Internal Revenue Service (“IRS”) would not assert, or that a court would not sustain, a position contrary to any of those set forth below. We have not sought and will not seek any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. Holders are urged to consult their tax advisors as to the particular U.S. federal tax considerations applicable to them of the purchase, ownership, and disposition of notes, as well as the effects of state, local and non-U.S. tax laws.
For purposes of this summary, a “non-U.S. holder” means any beneficial owner of a note (other than a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a “U.S. holder.” A “U.S. holder” means a beneficial owner of a note (as determined for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is, or is treated as, (i) a citizen or individual resident of the U.S., (ii) a corporation created or organized in the United States or under the laws of the United States or any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.
If a partnership (including any entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a beneficial owner of a note, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of such partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax considerations applicable to them.

Upon the occurrence of a “Change of Control Triggering Event,” as described above under “Description of notes — Purchase Upon Change of Control Triggering Event,” we may be obligated to offer to purchase the notes of any series for a purchase price equal to 101% of the principal amount of the notes of such series, plus accrued and unpaid interest (if any). We intend to take the position that, under the applicable Treasury regulations, the notes of each series should not be treated as contingent payment debt instruments due to this obligation. Under the applicable Treasury regulations, a contingency will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingency is remote or incidental. We believe that the likelihood that the notes of any series will be repurchased upon a Change of Control Triggering Event is remote. Our position is binding on you unless you disclose your contrary position in the manner required by the applicable Treasury regulations. The IRS, however, may take a position contrary to our position, which could affect the timing and character of your taxable income with respect to the notes for U.S. federal income tax purposes. You are urged to consult your tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules. This discussion assumes that the notes will not be considered contingent payment debt instruments for U.S. federal income tax purposes.
Investors considering the purchase of notes are urged to consult their tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local or foreign jurisdictions or under any applicable tax treaty.
U.S. holders
Payments of interest
We expect, and this summary assumes, that the notes will be issued with less than de minimis original issue discount, if any (as determined under the Code). In such case, interest on a note will generally be treated as ordinary income at the time it is paid or accrued in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.
Sale, exchange, redemption, retirement or other taxable disposition of the notes
A U.S. holder will generally recognize gain or loss upon a sale, exchange, redemption, retirement or other taxable disposition of a note, equal to the difference, if any, between (i) the sum of the cash plus the fair market value of any other property received upon such disposition (excluding any amount attributable to accrued but unpaid interest, which will be treated as described above under “ — Payments of interest”) and (ii) such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note will generally be equal to the amount that the U.S. holder paid for the note. If, at the time of the sale, exchange, redemption, retirement or other taxable disposition of the note, a U.S. holder held the note for more than one year, such gain or loss will be long-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will generally be subject to a reduced rate of U.S. federal income tax. A U.S. holder’s ability to deduct capital losses may be limited.
Backup withholding and information reporting
In general, a U.S. holder will be subject to U.S. federal backup withholding at the applicable rate (currently 24%) with respect to payments of interest on the notes and the proceeds of a sale, exchange, redemption, retirement or other taxable disposition of the notes, unless the U.S. holder (i) is an “exempt recipient” (such as a corporation or tax-exempt organization) and, when required, provides appropriate documentation to that effect, or (ii) provides its taxpayer identification number to the applicable withholding agent and certifies, under penalty of perjury, that it is not subject to backup withholding on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or an applicable successor form and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder may be allowed as a credit against such U.S. holder’s U.S. federal income tax liability, if any, and may entitle such U.S. holder to a refund, provided the required information is furnished to the IRS in a timely manner. In addition, payments on the notes made to, and the proceeds of a sale, exchange, redemption, retirement or other taxable disposition by, a U.S. holder will generally be subject to information reporting, unless such U.S. holder is an exempt recipient and appropriately establishes that exemption.
Non-U.S. holders
Payments of interest
Subject to the discussions below under “— Information reporting and backup withholding” and “—Foreign Account Tax Compliance Act,” payments of interest on the notes made to a non-U.S. holder will generally not be subject to U.S. federal withholding tax, provided that:
•
the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of the Code;

•
the non-U.S. holder is not a controlled foreign corporation that is related to the Company (actively or constructively) within the meaning of the Code;

•
the non-U.S. holder is not a bank whose receipt of interest on the Notes is described in Section 881(c)(3)(A) of the Code; and

•
the non-U.S. holder provides its name and address on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) and certifies, under penalties of perjury, that it is not a U.S. person, or (ii) the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediaries or foreign partnerships satisfy the certification requirements of applicable Treasury regulations.

A non-U.S. holder that does not meet the above criteria will be subject to U.S. federal withholding tax at a flat rate of 30%, unless the withholding tax rate is reduced or eliminated by an applicable income tax treaty, and such non-U.S. holder is a qualified resident of the treaty country and such non-U.S. holder provides the paying agent with a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form). A non-U.S. holder will also be exempt from withholding tax if the interest received is effectively connected with the conduct of a U.S. trade or business (and if a tax treaty applies, is attributable to a permanent establishment within the United States) and such non-U.S. holder provides the paying agent with a properly completed IRS Form W-8ECI.
If interest on the notes is effectively connected with the conduct of a United States trade or business of the non-U.S. holder (and if required by an applicable income tax treaty, such interest is attributable to a permanent establishment within the United States), the non-U.S. holder will generally be subject to U.S. federal income tax on the receipt or accrual of such interest on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if such non-U.S. holder is a foreign corporation, it may be subject to an additional branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments. Non-U.S. holders whose interest income is effectively connected with the conduct of a United States trade or business are urged to consult their tax advisors concerning the U.S. federal income tax consequences to them of the purchase, ownership, and disposition of the notes as well as the application of state, local and non-U.S. income and other tax laws.
Sale, exchange, redemption, retirement or other taxable disposition of the notes
Subject to the discussions below under “— Information reporting and backup withholding” and “— Foreign Account Tax Compliance Act,” a non-U.S. holder will generally not be subject to U.S. federal income taxation with respect to gain realized on the sale, exchange, redemption, retirement or other disposition of a note, unless:
(1)
the gain is effectively connected with the conduct of a United States trade or business (and, in the case of certain tax treaties, the gain is attributable to a permanent establishment within the United States), in which case such gain will be taxed on a net income basis in the same manner as interest that is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States as described above; or

(2)
in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions are met, in which case the non-U.S. holder will be subject to a tax, currently at a rate of 30% (or, if applicable, a lower treaty rate), on the excess, if any, of such gain plus all other U.S. source capital gains recognized by such holder during the same taxable year over the non-U.S. holder’s U.S.-source capital losses recognized during such taxable year.

Information reporting and backup withholding
The amount of interest paid to a non-U.S. holder, and the amount of any tax withheld with respect to such interest, must be reported annually to the IRS and the non-U.S. holder. Copies of the information returns reporting the amount of such interest and the amount of any tax withheld may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable tax treaty.
In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest on a note provided that the payor does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person and the certification requirements described in the last bullet point under “— Payments of interest” have been met.
In addition, a non-U.S. holder will generally be subject to information reporting and possibly backup withholding with respect to the proceeds of the sale or other disposition (including a redemption or retirement) of a note within the U.S. or conducted through certain U.S.-related financial intermediaries, unless (i) the certification requirements above have been met and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person, as defined under the Code, or (ii) the non-U.S. holder otherwise establishes an exemption.
Backup withholding is not an additional tax. A non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against its U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.
Foreign Account Tax Compliance Act
Under Sections 1471 through 1474 of the Code and the Treasury regulations promulgated thereunder, or FATCA, a 30% U.S. federal withholding tax may apply to certain “withholdable payments,” in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code) (whether such foreign financial institution is a beneficial owner or an intermediary) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) (whether such non-financial foreign entity is a beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). Non-U.S. entities located in jurisdictions that have entered into an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
FATCA withholding generally will apply to interest paid on our notes. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to payment of gross proceeds from a sale or other disposition of our notes, which proposed regulations may be relied upon by taxpayers until final regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in the notes.

UNDERWRITING (CONFLICTS OF INTEREST)
BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below will severally agree to purchase, and we will agree to sell to that underwriter, the principal amount of the notes set forth opposite the underwriter’s name.
Underwriter	Principal amount of notes to be Purchased
BofA Securities, Inc.	$
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
Total	$
The underwriting agreement will provide that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all the notes if they purchase any of the notes. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
The underwriters propose to offer the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not to exceed     % of the principal amount of the notes. The underwriters may allow, and any such dealer may reallow, a concession not to exceed     % of the principal amount of the notes. After the initial offering of the notes to the public, the representatives may change the public offering price and other selling terms.
The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes):
Paid By Us
Per note		%
% Notes due 20
% Notes due 20
% Notes due 20
Total	$
We estimate that our total expenses for this offering will be approximately $     million, excluding underwriting discount.
We will agree with the underwriters, subject to certain exceptions, not to, except with the prior written consent of BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by us during the period from the date of this prospectus supplement continuing through the day following the settlement date of the notes.
In connection with the offering, the underwriters may purchase and sell the notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.
•
Short sales involve secondary market sales by the underwriters of a greater number of the notes than they are required to purchase in this offering.

•
Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions.

•
Stabilizing transactions involve bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
Conflicts of Interest
We plan to use a portion of the net proceeds from this offering to repay outstanding borrowings under our Term Loan. Bank of America, N.A., Morgan Stanley Bank, N.A. and Wells Fargo Bank, National Association are each lenders under our Term Loan and are each affiliates of BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, respectively. In addition, certain of the underwriters or their affiliates may own our 0.25% Convertible Senior Notes due 2022 that we may purchase, redeem or repay with a portion of the net proceeds of this offering. In the event that any of these underwriters, together with their respective affiliates, receives at least 5% of the net proceeds of this offering, such underwriters will be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the notes are investment grade-rated by one or more nationally recognized statistical rating agencies.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. For example, Bank of America, N.A., an affiliate of BofA Securities, Inc., Morgan Stanley Bank, N.A., an affiliate of Morgan Stanley & Co. LLC, and Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, are lenders under our credit facility. Additionally, we have executed a commitment letter with Bank of America, National Association, an affiliate of BofA Securities, Inc., one of the underwriters of this offering, to replace our existing revolving credit facility with a new $1.0 billion revolving credit facility that will mature in 2027. The other lenders for this new facility may include affiliates of certain underwriters of this offering.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative instruments) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers. Such investment and securities activities may involve our securities and instruments. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
We will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
Selling Restrictions
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Prohibition of Sales to EEA Retail Investors
The notes are not intended to be offered, sold, or otherwise made available to and should not be offered, sold, or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”).
Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Prohibition of Sales to United Kingdom Retail Investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared, and therefore, offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
In addition, in the UK, this prospectus supplement and the accompanying prospectus is being distributed only to, and is directed only at, qualified investors within the meaning of Article 2 of the UK Prospectus Regulation who: (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, (iii) are outside the UK, and/or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the UK, this prospectus supplement and the accompanying prospectus is directed only at relevant persons and must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and accompanying prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.
Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Dubai International Financial Centre (“DIFC”)
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
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a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

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a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

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to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

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where no consideration is or will be given for the transfer; or

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where the transfer is by operation of law.

Singapore Securities and Futures Act Product Classification —  Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer of the notes offered hereby has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to, the disclosure standards for issuance prospectuses under, art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, FIS or the notes has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of notes has not been, and will not be, authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”).

The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.
South Korea
The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the notes, the notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the notes acquired by such Korean QIBs in the primary market is limited to less than 20 percent of the aggregate issue amount of the notes, (c) the notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant purchase agreement, subscription agreement, and the offering circular and (e) the Company and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.
Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

LEGAL MATTERS
Certain legal matters relating to the offering of the notes will be passed upon for us by Fenwick & West LLP, Mountain View, California. Davis Polk & Wardwell LLP, Menlo Park, California, are acting as counsel to the underwriters.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2022, and the effectiveness of our internal control over financial reporting as of January 31, 2022, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS
WORKDAY, INC.
CLASS A COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
We may offer from time to time Class A common stock, preferred stock, debt securities, or warrants in one or more offerings. Certain of these securities may be convertible into or exercisable or exchangeable for Class A common stock, preferred stock, or other securities. When we decide to sell a particular type of securities, we will provide specific terms of the offered securities, including the amount of securities offered, in a prospectus supplement. This prospectus and any accompanying prospectus supplement may be used to offer securities for the account of persons other than us. We may offer and sell these securities to or through one or more underwriters, brokers, dealers, agents, or directly to purchasers, on a continuous or delayed basis. See “Plan of Distribution” for a further description of the manner in which we may offer and sell the securities covered by this prospectus.
You should read this prospectus and any prospectus supplement carefully before you invest. We may not use this prospectus to sell securities unless it includes a prospectus supplement describing the method and terms of the applicable offering. A prospectus supplement may also add, update, or change information contained in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
We have two classes of common stock, Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except voting and conversion rights. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to ten votes and is convertible at any time into one share of Class A common stock.
Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “WDAY.”
The preferred stock, debt securities, and warrants may be convertible into or exercisable or exchangeable for common or preferred stock of Workday, Inc. or debt or equity securities of one or more other entities. Unless stated otherwise in a prospectus supplement, none of these securities will be listed on any securities exchange.
Investing in our securities involves risks. See “Risk Factors” beginning on page 1, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement.
The Securities and Exchange Commission and state regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 9, 2020.

We are responsible for the information contained and incorporated by reference in this prospectus, in any applicable prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information appearing or incorporated by reference in this prospectus, any applicable prospectus supplement, and any related free writing prospectus, is accurate only as of the date thereof, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any related free writing prospectus, or of any sale of our securities. Our business, financial condition, and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus and in any applicable prospectus supplement, including the documents incorporated by reference herein or therein, in making your investment decision.

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). We may sell Class A common stock, preferred stock, debt securities, or warrants described in this prospectus in one or more offerings. There is no limit on the aggregate amount of the securities we may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the amounts, prices, and terms of the offered securities. The applicable prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read this prospectus, any prospectus supplement, information incorporated by reference, and any related free writing prospectus.
The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the offered securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules, or regulations, we may instead include such information or add, update, or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus, or by any other method as may then be permitted under applicable law, rules, or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find Additional Information.”
WORKDAY, INC.
Workday is a leading provider of enterprise cloud applications for finance and human resources. Founded in 2005, Workday delivers financial management, human capital management, planning, and analytics applications designed for the world’s largest companies, educational institutions, and government agencies. Organizations ranging from medium-sized businesses to Fortune 50 enterprises have selected Workday. We achieved this leadership position through our innovative and adaptable technology, our core values, and our commitment to customer satisfaction. Workday is leading the way in helping organizations better manage their financial and human capital resources with one system that helps enable them to plan, execute, analyze, and extend — all powered by machine learning.
We were incorporated in March 2005 in Nevada, and in June 2012 we reincorporated in Delaware. Unless expressly indicated or the context requires otherwise, the terms “Workday,” “Registrant,” “company,” “we,” “us,” and “our” in this prospectus, in any applicable prospectus supplement or free writing prospectus or the documents incorporated by reference refer to Workday, Inc., a Delaware corporation, and, where appropriate, its wholly-owned subsidiaries. The term “Workday” may also refer to our products, regardless of the manner in which they are accessed. Our principal executive offices are located at 6110 Stoneridge Mall Road, Pleasanton, California 94588, and our telephone number is (877) WORKDAY. Our website address is www.workday.com. The information on or that can be accessed through our website is not part of this prospectus.
Workday, the Workday logo, all of our product names and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus, this registration statement of which this prospectus is a part, any applicable prospectus supplement or free writing prospectus or the documents incorporated by reference are the property of Workday. Other trademarks, service marks, or trade names appearing in this prospectus or the documents incorporated by reference are the property of their respective owners.
RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to the other information contained in this prospectus, in any applicable prospectus

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supplement or free writing prospectus, or incorporated by reference herein or therein, you should carefully consider the risks described under “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus in their entirety, together with other information included in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any prospectus supplement, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in or incorporated by reference in this prospectus and any prospectus supplement other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” “plan,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, operating results, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the “Risk Factors” section incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus and any prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activities, performance, or achievements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find Additional Information.”

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USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement and/or any applicable free writing prospectus, we intend to use the net proceeds to us from the sale of the securities offered hereby for working capital and other general corporate purposes; however, we do not currently have any specific uses of the net proceeds planned. Additionally, we may use a portion of the net proceeds to us for acquisitions of or investments in complementary businesses, technologies, or other assets. We may also use the net proceeds to refinance or to repay outstanding indebtedness if so specified in the applicable prospectus supplement. Pending other uses, we intend to invest the net proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the net proceeds invested will yield a favorable return. Our management will have broad discretion in the application of the net proceeds we receive from the sale of the securities offered hereby, and investors will be relying on the judgment of our management regarding the application of the net proceeds.
DESCRIPTION OF SECURITIES
Our Class A common stock, preferred stock, debt securities, or warrants may be offered under this prospectus. When we decide to sell a particular class of securities, we will set forth in a prospectus supplement a description of the securities that may be offered under this prospectus. The terms of the securities offering, including the initial offering price and the net proceeds to us, will be set forth in the prospectus supplement, or in other filings we make with the SEC under the Securities Exchange Act of 1934, as amended (“Exchange Act”), which are incorporated by reference.

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PLAN OF DISTRIBUTION
We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:
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through agents;

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to or through underwriters;

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on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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in the over-the-counter market;

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in transactions other than on these exchanges or systems or in the over-the-counter market;

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in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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directly by us or by selling stockholders to purchasers, including through a specific bidding, auction or other process;

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privately negotiated transactions;

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a combination of any of the above methods of sale; and

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through any other method permitted pursuant to applicable law and described in a prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents, or other purchasers, persons, or entities and any applicable compensation and/or indemnification, any over-allotment options by the underwriters, and a brief description of any passive market making that any underwriter or any selling group members intend to engage in and any transactions that any underwriter intends to conduct that stabilizes, maintains or otherwise affects the market price of the securities, together in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.
LEGAL MATTERS
Unless otherwise stated in an applicable prospectus supplement, Fenwick & West LLP, Mountain View, California, will provide us with an opinion as to the legality of the securities offered under this prospectus. Counsel representing any underwriters, dealers, agents, will be named in the applicable prospectus supplement.

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EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, and the effectiveness of our internal control over financial reporting as of January 31, 2020, as set forth in their reports, which are included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, and incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
INFORMATION INCORPORATED BY REFERENCE
The following documents filed with the SEC are hereby incorporated by reference in this prospectus:
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our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, filed with the SEC on March 3, 2020; the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2020, incorporated by reference in Part III of the Annual Report on Form 10-K for the fiscal year ended January 31, 2020;

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our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2020, filed with the SEC on May 28, 2020;

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our Current Report on Form 8-K filed with the SEC on April 6, 2020; and

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the description of our Class A common stock as set forth in our registration statement on Form 8-A, filed with the SEC on September 19, 2017, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, filed with the SEC on March 3, 2020.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities hereunder shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.
Notwithstanding the statements in the preceding paragraphs, no document, report, or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.
We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:
Workday, Inc.
6110 Stoneridge Mall Road
Pleasanton, California 94588
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly, and special reports and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy, and information statements and other information regarding registrants like us that file electronically with the SEC. The address of the site is www.sec.gov. Our Internet address is www.workday.com and our investor relations website is located at
https://www.workday.com/en-us/company/investor-relations.html. We make available free of charge, on or through our investor relations website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Any internet addresses provided in this prospectus or any

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prospectus supplement are for information only and are not intended to be hyperlinks. In addition, the information on or available through our website is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. The securities offered under this prospectus or any prospectus supplement are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any prospectus supplement is accurate only as of the date of this prospectus or the prospectus supplement, as the case may be, regardless of the time of delivery of this prospectus, a prospectus supplement, or any sale of the securities.
This prospectus constitutes a part of a registration statement we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the offerings made under this prospectus, reference is hereby made to the registration statement. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

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